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                               EXHIBIT (8)(a)(3)

                  AMENDMENT NO. 24 TO PARTICIPATION AGREEMENT
                              (AEGON/TRANSAMERICA)

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                              AMENDMENT NO. 24 TO
                         PARTICIPATION AGREEMENT AMONG
                      AEGON/TRANSAMERICA SERIES FUND, INC.,
                      TRANSAMERICA LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                     PEOPLES BENEFIT LIFE INSURANCE COMPANY,
               TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
                 TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY
                 TRANSAMERICA LIFE INSURANCE COMPANY OF NEW YORK

     Amendment No. 24 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), AUSA Life Insurance Company, Inc. ("AUSA Life"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life Insurance Company ("TOLIC"), Transamerica Life Insurance and Annuity Company ("TALIAC") and Transamerica Life Insurance Company of New York ("TONY") dated July 1, 1992, as amended ("Participation Agreement").

     WHEREAS, Transamerica, has registered or will register certain variable annuity contracts (the "Policies") under the Securities Act of 1933; and

     WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Separate Account VA P (the "Account"), as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the Policies and such Policies will be partly funded by the Fund; and

     WHEREAS, Transamerica has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940, as amended; and

     WHEREAS, to the extent permitted by applicable insurance law and regulations, Transamerica intends to purchase shares in one or more of the portfolios of the Fund to fund its contracts on behalf of the Account, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 24, and as Schedule A may be amended from time to time; and

     WHEREAS, the Fund's Board of Directors, at a meeting held on September 9, 2002, approved resolutions to add the following three new portfolios to the Fund to be offered through the Policies: Select+ Conservative, Select+ Aggressive and Select+ Growth & Income. These portfolios will be sub-advised by Union Planters Investment Advisors, Inc.; and

     WHEREAS, the Fund intends to sell shares of the Portfolio(s) to the Policies at net asset value; and

     NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica, through its separate account, Separate Account VA P, will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the Separate Account VA P to the list of "Accounts;" to add the Flexible Premium Variable Annuity - A to the list of "Policies;" and to add the Select+ Conservative, Select+ Aggressive and Select+ Growth & Income to the list of "Portfolios" of the Fund.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of December 2, 2002.

TRANSAMERICA LIFE INSURANCE            AEGON/TRANSAMERICA SERIES
COMPANY                                FUND, INC.
By its authorized officer              By its authorized officer


By:  /s/ Larry N. Norman               By:  /s/ John K. Carter
    -----------------------                 --------------------
    Larry N. Norman                         John K. Carter
    Title:  President                       Title:  Vice President, Secretary
                                                    and General Counsel

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AUSA LIFE INSURANCE                           PEOPLES BENEFIT LIFE INSURANCE
COMPANY, INC.                                 COMPANY
By its authorized officer                     By its authorized officer


By:      /s/ Larry N. Norman               By:      /s/ Larry N. Norman
   -------------------------------------       -------------------------------
     Larry N. Norman                             Larry N. Norman
     Title: Vice President                       Title: Executive Vice President

TRANSAMERICA OCCIDENTAL LIFE               TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                          AND ANNUITY COMPANY
By its authorized officer                  By its authorized officer


By:      /s/ Priscilla I. Hechler           By:     /s/ Priscilla I. Hechler
   ------------------------------------        --------------------------------
     Priscilla I. Hechler                        Priscilla I. Hechler
     Title:  Assistant Vice President            Title: Assistant Vice President
             and Assistant Secretary                    and Assistant Secretary

TRANSAMERICA LIFE INSURANCE
COMPANY OF NEW YORK
By its authorized officer

By:   /s/ Ronald L. Ziegler
    -----------------------------------
        Ronald L. Ziegler
        Title:  Vice President

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                               AMENDED SCHEDULE A
                           Effective December 2, 2002
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement


Accounts:         Separate Account VA B
                  Separate Account VA BNY
                  Mutual Fund Account
                  Separate Account VA A
                  Separate Account VA C
                  Separate Account VA D
                  Retirement Builder Variable Annuity Account AUSA Life
                  Insurance Company, Inc. Separate Account C Peoples Benefit
                  Life Insurance Company Separate Account V Legacy Builder
                  Variable Life Separate Account AUSA Series Life Account AUSA
                  Series Annuity Account Transamerica Occidental Life Separate
                  Account VUL-3 Separate Account VA E Separate Account VA F
                  Transamerica Occidental Life Separate Account VUL-4
                  Transamerica Occidental Life Separate Account VUL-5
                  Transamerica Life Insurance and Annuity Company on behalf
                           of its Separate Account VA-8
                  Separate Account VA J

                  Transamerica Occidental Life Separate Account VUL-6
                  TA PPVUL 1
                  Separate Account K
                  Separate Account H
                  Separate Account G
                  Separate Account VA-2LNY
                  Separate Account VA-2L
                  Separate Account VL A
                  AES Private Placement VA Separate Account
                  Separate Account VA L
                  Separate Account VA P

Policies:         Transamerica Landmark Variable Annuity
                  AUSA Landmark Variable Annuity
                  The Atlas Portfolio Builder Variable Annuity
                  Transamerica EXTRA Variable Annuity
                  Transamerica Access Variable Annuity
                  Retirement Income Builder II Variable Annuity
                  AUSA & Peoples - Advisor's Edge Variable Annuity
                  Peoples - Advisor's Edge Select Variable Annuity
                  Legacy Builder Plus
                  AUSA Financial Freedom Builder
                  Transamerica Elite
                  Privilege Select Variable Annuity
                  Estate Enhancer Variable Life
                  TransSurvivor Life Variable Universal Life
                  TransMark Optimum Choice Variable Annuity


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                         AMENDED SCHEDULE A (continued)

Policies (continued):

                 TransUltra(R) Variable Universal Life
                 AUSA Freedom Elite Builder
                 AUSA Premier Variable Annuity
                 Immediate Income Builder II
                 Premier Asset Builder Variable Annuity
                 TransAccumulator VUL cv
                 AUSA Freedom Wealth Protector
                 Advantage V
                 Retirement Income Builder Variable Annuity
                 Retirement Income Builder III Variable Annuity
                 Dreyfus Advisor Advantage Variable Annuity
                 Dreyfus Access Advantage Variable Annuity
                 Dreyfus/Transamerica Triple Advantage(R) Variable Annuity (NY) Dreyfus/Transamerica Triple Advantage(R) Variable Annuity Transamerica Variable Life
                 Advisor's Edge Select Private Placement
                 Transamerica Preferred Advantage Variable Annuity
                 Flexible Premium Variable Annuity - A

Portfolios:      AEGON/Transamerica Series Fund, Inc.
                         AEGON Bond
                         Alger Aggressive Growth
                         Aggressive Asset Allocation
                         American Century International
                         American Century Income & Growth
                         BlackRock Large Cap Value
                         BlackRock Mid Cap Growth
                         BlackRock Global Science & Technology
                         Capital Guardian Global
                         Capital Guardian U.S. Equity
                         Capital Guardian Value
                         Clarion Real Estate Securities
                         Conservative Asset Allocation
                         Dreyfus Mid Cap
                         Dreyfus Small Cap Value
                         Federated Growth & Income
                         Gabelli Global Growth
                         GE U.S. Equity
                         Great Companies - America sm
                         Great Companies - Global2
                         Great Companies - Technology sm
                         J.P. Morgan Enhanced Index
                         Janus Balanced
                         Janus Global
                         Janus Growth
                         Janus Growth II
                         Jennison Growth
                         LKCM Capital Growth
                         LKCM Strategic Total Return
                         Marsico Growth
                         MFS High Yield
                         Moderate Asset Allocation
                         Moderately Aggressive Asset Allocation
                         Munder Net50
                         PBHG/NWQ Value Select

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                         AMENDED SCHEDULE A (continued)

Portfolios:      AEGON/Transamerica Series Fund, Inc. (continued)

                       PBHG Mid Cap Growth
                       PIMCO Total Return
                       Protected Principal Stock
                       Salomon All Cap
                       Select+ Aggressive
                       Select+ Conservative
                       Select+ Growth & Income
                       T. Rowe Price Dividend Growth
                       T. Rowe Price Equity Income
                       T. Rowe Price Growth Stock
                       T. Rowe Price Small Cap
                       Third Avenue Value
                       Transamerica Equity
                       Transamerica Convertible Securities
                       Transamerica Growth Opportunities
                       Transamerica Money Market
                       Transamerica U.S. Government Securities
                       Transamerica Value Balanced
                       Value Line Aggressive Growth
                       Van Kampen Active International Allocation
                       Van Kampen Asset Allocation
                       Van Kampen Emerging Growth
                       Van Kampen Money Market